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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of PNV Inc. on Form S-8 of our report dated August 27, 1999 (September 22, 1999 as to the fifth paragraph of Note 11), appearing in Registration Statement No. 333-87343 on Form S-1 of PNV Inc.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Certified Public Accountants
Fort Lauderdale, Florida
November 24, 1999